As filed with the Securities and Exchange Commission on September 22, 2023
Registration No. 333-266686

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2 to
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Getty Images Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-3764229
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
605 5th Ave S., Suite 400
Seattle, Washington 98104
(206) 925-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kjelti Kellough
Senior Vice President, General Counsel, and Corporate Secretary
605 5th Ave S., Suite 400
Seattle, Washington 98104
(206) 925-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Weil, Gotshal & Manges LLP
767 5th Avenue
New York, New York 10153
Attention: Heather L. Emmel
Tel: (212) 310-8000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
This Post-Effective Amendment No. 2 to the registration statement on Form S-1, originally declared effective by the Securities and Exchange Commission (the “SEC”) on September 15, 2022 (the “Registration Statement”) is being filed by Getty Images Holdings, Inc. (the “Company”) to convert the Company’s registration statement on Form S-1 (File No. 333-266686) into a registration statement on Form S-3, and to update certain other information in the Registration Statement. The Company filed a Post-Effective Amendment No. 1 to the Registration Statement, which was declared effective by the SEC on March 17, 2023. No additional securities are being registered under this Post-Effective Amendment No. 2, and, unless otherwise noted, the number of securities reflected herein is as of the date of the initial effectiveness, and does not reflect potential sales of securities that may have occurred since that date. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2023
Preliminary Prospectus
Getty Images Holdings, Inc.
397,045,769 shares of Class A Common Stock
This prospectus relates to the offer and sale from time to time by the selling securityholders identified in this prospectus (including their transferees, donees, pledgees and other successors-in-interest) (the “Selling Securityholders”) of: up to 397,045,769 shares of Class A Common Stock (the “Total Resale Shares”), including (i) 211,176,779 shares of Class A Common Stock which shares were originally issued to certain Getty Images Equityholders (as defined herein) in connection with the consummation of the Business Combination (as defined herein) as merger consideration at an equity consideration value of $10.00 per share, (ii) up to 58,682,241 shares of Class A Common Stock (the “Earn-Out Shares”) that certain Griffey Global (as defined herein) equityholders received after achieving certain vesting conditions described herein as merger consideration (at an equity consideration value of $10.00 per share), (iii) up to 3,930,753 shares of Class A Common Stock issuable to certain Getty Images Equityholders upon the exercise or vesting of certain equity awards: (A) 2,753,341 of such shares have an exercise price of $3.13 per share, (B) 555,430 of such shares have an exercise price of $7.82 per share, (C) 228,107 of such shares have an exercise price of $2.74 per share, (D) 155,802 of such shares have an exercise price of $1.96 per share, (E) 183,359 of such shares have an exercise price of $2.35 per share, (F) 14,922 of such shares have an exercise price of $4.70 per share and (G) 39,792 of such shares have an exercise price of $3.52 per share, (iv) up to 20,560,000 shares of Class A Common Stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination, originally issued in a private placement to CC Neuberger Principal Holdings II Sponsor LLC (the “Sponsor”) at a price of $0.001 per share and a portion transferred to the Pre-Closing Independent Directors (as defined herein), (v) up to 2,570,000 shares of Class A Common Stock issued as a result of the conversion of Series B-1 Common Stock (as defined herein), after achieving certain vesting conditions pursuant to the Sponsor Side Letter (as defined herein), originally issued at a price of approximately $0.001 per share, (vi) up to 2,570,000 shares of Class A Common Stock issued as a result of the conversion of Series B-2 Common Stock (as defined herein), after achieving certain vesting conditions pursuant to the Sponsor Side Letter, originally issued at a price of approximately $0.001 per share, (vii) 30,000,000 shares of Class A Common Stock issued to NBOKS (as defined herein) pursuant to the Backstop Agreement (as defined herein) (the “Backstop Shares”), originally issued at a price of $10.00 per share, (viii) 20,000,000 shares of Class A Common Stock issued to NBOKS pursuant to the Forward Purchase Agreement (as defined herein) (the “Forward Purchase Shares”), originally issued at a price of $10.00 per share, (ix) up to 36,000,000 shares of Class A Common Stock issued to certain Selling Securityholders pursuant to subscription agreements in connection with the Business Combination (the “PIPE Shares”), which were originally issued for a price of $10.00 per share, and (x) up to 11,555,996 shares of our Class A Common Stock that were issued at a price of $11.50 per share on a cashless exercise basis upon the exercise by CC NB Sponsor 2 Holdings LLC (“CC Holding”) and NBOKS of 18,560,000 private placement warrants (the “Private Placement Warrants”), which were originally issued to the Sponsor in a private placement at a price of $1.00 per warrant consummated concurrently with CCNB’s initial public offering and subsequently distributed to CC Holding and NBOKS, as the members of the Sponsor, for no additional consideration. Depending on the price, the public securityholders may have paid significantly more than the Selling Securityholders for any shares they may have purchased in the open market based on variable market price.
We will not receive any proceeds from the sale of shares of our Class A Common Stock (the “Class A Common Stock”) by the Selling Securityholders pursuant to this prospectus. We will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Please see “Plan of Distribution” for more information.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock are traded on the New York Stock Exchange (the “NYSE”) under the symbol “GETY”. On September 21, 2023, the last reported sale price of our Class A Common Stock on the NYSE was $6.12 per share.

In connection with the Business Combination, holders of 82,291,689 CCNB Class A Ordinary Shares (as defined herein) exercised their right to redeem those shares for cash at a price of approximately $10.03 per share, for an aggregate price of $825,157,296, which represented approximately 99.4% of the total CCNB Class A Ordinary Shares then outstanding. The Total Resale Shares represent a substantial percentage of our total outstanding Class A Common Stock as of the date of this prospectus. The Total Resale Shares being offered for resale in this prospectus represent 99.0% of our current total outstanding Class A Common Stock. Further, certain Selling Securityholders beneficially own a significant percentage of our outstanding Class A Common Stock. The Getty family beneficially owns 191,374,006 shares or 47.7% of our Class A Common Stock which are no longer subject to any lock-up restriction and may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. Koch Icon Investments, LLC (“Koch Icon”) beneficially owns 80,733,607 shares or 20.1% of our Class A Common Stock, 80,499,253 of which are being registered hereunder are no longer subject to a lock-up restriction and may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. CC Capital SP, LP beneficially owns 17,033,198 shares or 4.2% of our Class A Common Stock, which are no longer subject to a lock-up restriction and may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. NBOKS beneficially owns 78,275,262 shares or 19.5% of our Class A Common Stock, which are not subject to any lock-up. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Even if the current trading price of the Class A Common Stock is at or significantly below the price at which the units were issued in CCNB’s initial public offering, the Selling Securityholders have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. See “Risk Factors – The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Common Stock, and the sales of such securities could cause the market price of our Class A Common Stock to decline significantly.” Based on the closing price of our Class A Common Stock as of September 21, 2023 of $6.12, upon the sale of our Class A Common Stock, (a) the Getty family may experience a potential loss of up to $3.88 per share of Class A Common Stock, (b) Koch Icon may experience a potential loss of up to $3.88 per share of Class A Common Stock for the shares offered hereby, (c) CC Capital SP, LP may experience a potential loss of up to $6.38 for the shares originally issued to CC Holding pursuant to the cashless exercise of the Private Placement Warrants and a potential profit of up to $6.12 per share of Class A Common Stock for their Founder Shares, (d) NBOKS may experience a potential profit of up to $6.12 per share of Class A Common Stock for Founder Shares they may be deemed to beneficially own, a potential loss of up to $3.88 per share for their Forward Purchase Shares, a potential loss of up to $6.38 per share for the shares issued pursuant to the cashless exercise of the Private Placement Warrants, and a potential loss of up to $3.88 for their Backstop Shares, and (e) the PIPE Investors may experience a potential loss of up to $3.88 per share of Class A Common Stock. The Selling Securityholders who acquired their shares as merger consideration (including Earn-Out Shares) may experience a potential loss of up to $3.88 per share of Class A Common Stock. The Selling Securityholders who acquired their beneficial ownership through other equity awards may experience a potential profit of $4.16 per share of Class A Common Stock or potential loss of $1.70 per share of Class A Common Stock, as applicable, depending on the exercise price of their awards. The Selling Securityholders who acquired their beneficial ownership through Founder Shares may experience a potential profit of up to $6.12 per share of Class A Common Stock.
We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company”. Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus and any risk factors described in any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September     , 2023

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus, including information incorporated by reference herein or therein. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is complete and accurate only as of their respective dates or as of the dates stated therein, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.
This prospectus and any document incorporated by reference to this prospectus may contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and any document incorporated by reference to this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders from time to time may offer and sell the securities offered by them described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.”
The Selling Securityholders may use the shelf registration statement to sell up to: (1) 397,045,769 Total Resale Shares, including: (i) 211,176,779 shares of Class A Common Stock held by certain Getty Images Equityholders in connection with the consummation of the Business Combination as merger consideration at an equity consideration value of $10.00 per share, (ii) 58,682,241 Earn-Out Shares that certain Griffey Global equityholders received after achieving certain vesting conditions described herein as merger consideration (at an equity consideration value of $10.00 per share), (iii) up to 3,930,753 shares of Class A Common Stock issuable to certain Getty Images Equityholders upon the exercise or vesting of certain equity awards: (A) 2,753,341 of such shares have an exercise price of $3.13 per share; (B) 555,430 of such shares have an exercise price of $7.82 per share, (C) 228,107 of such shares have an exercise price of $2.74 per share, (D) 155,802 of such shares have an exercise price of $1.96 per share, (E) 183,359 of such shares have an exercise price of $2.35 per share, (F) 14,922 of such shares have an exercise price of $4.70 per share and (G) 39,792 of such shares have an exercise price of $3.52 per share, (iv) 20,560,000 Founder Shares issued in connection with the consummation of the Business Combination, originally issued in a private placement to the Sponsor at a price of $0.001 per share and a portion transferred to the Pre-Closing Independent Directors, (v) 2,570,000 shares of Class A Common Stock issued as a result of the conversion of Series B-1 Common Stock, after achieving certain vesting conditions pursuant to the Sponsor Side Letter, originally issued at a price of approximately $0.001 per share, (vi) up to 2,570,000 shares of Class A Common Stock issued as a result of the conversion of Series B-2 Common Stock, after achieving certain vesting conditions pursuant to the Sponsor Side Letter, originally issued at a price of approximately $0.001 per share, (vii) 30,000,000 Backstop Shares, originally issued at a price of $10.00 per share, (viii) 20,000,000 Forward Purchase Shares, originally issued at a price of $10.00 per share, (ix) 36,000,000 PIPE Shares, originally issued at a price of $10.00 per share, and (x) up to 11,555,996 shares of our Class A Common Stock that were issued at a price of $11.50 per share on a cashless exercise basis upon the exercise by CC Holding and NBOKS of 18,560,000 Private Placement Warrants, which were originally issued to the Sponsor, in a private placement at a price of $1.00 per warrant consummated concurrently with CCNB’s initial public offering and subsequently distributed to CC Holding and NBOKS, as the members of the Sponsor, for no additional consideration. Additional information about any offering may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find Additional Information; Incorporation of Documents by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information; Incorporation of Documents by Reference.”

MARKET AND OTHER INDUSTRY DATA
Information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, including independent industry publications, reports by market research firms or other published independent sources, assumptions made by the Company based on such sources and the Company’s knowledge of the visual content market. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable. Some market data and statistical information are also based on the Company’s good faith estimates, which are derived from management’s knowledge of the Company’s industry and such independent sources referred to above. This information may prove to be inaccurate because of the method by which the Company obtained some of the data for estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, although we believe these sources are reliable, certain market, ranking and industry data included in this prospectus, including the size of certain markets and the Company’s size or position and the positions of its competitors within these markets, including its services relative to competitors, are based on estimates of the Company’s management. These estimates have been derived from management’s considerable knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. We have not independently verified any third-party information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus, any prospectus and the documents incorporated by reference herein or therein are subject to change based on various factors, including those described in the sections titled “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors”, elsewhere in this prospectus and in the documents incorporated by reference herein.
Certain monetary amounts, percentages, statistics and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

SELECTED DEFINITIONS
Unless stated in this prospectus or the context otherwise requires, references to:
•“B-1 Vesting Event” means, with respect to our Series B-1 Common Stock, the first date on which the VWAP of our Class A Common Stock is greater than or equal to $12.50 for a period of at least 20 days out of 30 consecutive days on which shares of our Class A Common Stock are actually traded on the NYSE. The B-1 Vesting Event occurred on August 24, 2022.
•“B-2 Vesting Event” means, with respect to our Series B-2 Common Stock, the first date on which the VWAP of our Class A Common Stock is greater than or equal to $15.00 for a period of at least 20 days out of 30 consecutive days on which shares of our Class A Common Stock are actually traded on the NYSE. The B-2 Vesting Event occurred on August 25, 2022.
•“Backstop Agreement” means that certain Backstop Facility Agreement by and between CCNB and NBOKS, dated as of November 16, 2020 (as amended by the NBOKS Side Letter).
•“Business Combination” means the transactions contemplated by the Business Combination Agreement.
•“Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 9, 2021, by and among CCNB, New CCNB, Domestication Merger Sub, G Merger Sub 1, G Merger Sub 2, Getty Images and the Partnership.
•“CC Holding” means CC NB Sponsor 2 Holdings LLC, a Delaware limited liability company.
•“CCNB” means CC Neuberger Principal Holdings II, a Cayman Islands exempted company.
•“CCNB Class A Ordinary Shares” means the Class A ordinary shares of CCNB, par value $0.0001 per share.
•“CCNB Class B Ordinary Shares” means the Class B ordinary shares of CCNB, par value $0.0001 per share.
•“Closing” means the closing of the Business Combination.
•“DGCL” means the General Corporation Law of the State of Delaware.
•“DLLCA” means the Delaware Limited Liability Company Act.
•“Domestication Merger Sub” means Vector Domestication Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company.
•“Earn-Out Plan” means the Getty Images Holdings, Inc. 2022 Earn-Out Plan.
•“Earn-Out Shares” means 58,999,956 shares of Class A Common Stock, which were issued as a result of the occurrence of certain events pursuant to the Business Combination Agreement (at an equity consideration value of $10.00 per share).
•“Exchange Act” means the Securities Exchange Act of 1934, as amended.
•“Forward Purchase Agreement” means the Forward Purchase Agreement by and between CCNB and NBOKS, dated August 4, 2020 (as amended by the NBOKS Side Letter).
•“Forward Purchase Securities” means, collectively, the Forward Purchase Shares and the Forward Purchase Warrants.
•“Forward Purchase Shares” means 20,000,000 shares of Class A Common Stock issued pursuant to the Forward Purchase Agreement.

•“Forward Purchase Warrants” means 3,750,000 warrants originally issued to NBOKS, pursuant to the Forward Purchase Agreement which, for those Forward Purchase Warrants were outstanding at 5:00 p.m. New York City time on October 19, 2022, were redeemed by us effective as of October 19, 2022.
•“Founder Holders” means NBOKS, CC Holding, James Quella, Jonathan Gear and Joel Alsfine.
•“Founder Shares” means 25,700,000 CCNB Class B Ordinary Shares on an as converted basis, originally issued to Sponsor at a price of at a price of $0.001 per share, of which 32,000 CCNB Class B Ordinary Shares and 4,000 shares of Series B-1 Common Stock and 4,000 shares of Series B-2 Common Stock were transferred to each of the Pre-Closing Independent Directors, James Quella, Jonathan Gear and Joel Alsfine, which were exchanged in connection with the Business Combination for an aggregate of 25,700,000 shares of our Class A Common Stock, including 2,570,000 shares of our Series B-1 Common Stock and 2,570,000 shares of our Series B-2 Common Stock. The 2,570,000 shares of our Series B-1 Common Stock and 2,570,000 shares of our Series B-2 Common Stock were converted into 5,140,000 shares of our Class A Common Stock as a result of the B-1 Vesting Event and B-2 Vesting Event.
•“G Merger Sub 1” means Vector Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of New CCNB.
•“G Merger Sub 2” means Vector Merger Sub 2, LLC a Delaware limited liability company and a wholly-owned subsidiary of New CCNB.
•“Getty Family Stockholders” means Getty Investments, Mark Getty, The October 1993 Trust and The Options Settlement.
•“Getty Images” means, unless the context otherwise requires, prior to the Business Combination, Griffey Global Holdings, Inc., a Delaware corporation and after the Business Combination, “Getty Images Holdings, Inc.”
•“Getty Images Common Shares” means shares of Class A common stock, par value $0.01 per share, of Getty Images designated as “Class A Common Stock” pursuant to the Getty Images Certificate of Incorporation.
•“Getty Images Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Getty Images filed with the Secretary of State of Delaware on July 22, 2022, in accordance with the Business Combination Agreement.
•“Getty Images Equityholders” means all holders of Getty Images Shares or Getty Images Options, which for the avoidance of doubt after the Partnership Liquidation includes partners of the Partnership as of the date of the Business Combination Agreement that hold Getty Images Shares or Getty Images Options following the Partnership Liquidation.
•“Getty Images Option” means any option to purchase one or more Getty Images Common Shares issued pursuant to Getty Images’ equity plan and the applicable Getty Images Option agreement.
•“Getty Images Preferred Shares” means shares of preferred stock, par value $0.01 per share, of Getty Images designated as “Series A Preferred Stock” pursuant to the Getty Images Certificate of Incorporation.
•“Getty Images Shares” means Getty Images Common Shares and Getty Images Preferred Shares.
•“Getty Investments” means Getty Investments L.L.C., a Delaware limited liability company.
•“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality, including any state-owned entity, of any federal, state, local or foreign jurisdiction.
•“Griffey Global” means Griffey Global Holdings, Inc., a Delaware corporation.
•“IPO” means CCNB’s initial public offering, consummated on August 4, 2020, through the sale of 82,800,000 units, including 10,800,000 units from the exercise of the underwriters’ over-allotment option at $10.00 per unit.
•“Law” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, directives, pronouncements, rulings and any orders of a Governmental Entity, including common law (including fiduciary duties).
•“NBOKS” means Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted limited partnership.
•“NBOKS Side Letter” means the side letter dated December 9, 2021 to the (i) Forward Purchase Agreement and (ii) Backstop Agreement, which side letter provides for the assignment of CCNB’s obligations under the Forward Purchase Agreement and the Backstop Agreement to New CCNB to facilitate the Business Combination.
•“New CCNB” means (a) prior to the Statutory Conversion, Vector Holding, LLC, a Delaware limited liability company and wholly-owned direct subsidiary of CCNB, and (b) following the Statutory Conversion, Getty Images Holdings, Inc., a Delaware corporation.
•“NYSE” means the New York Stock Exchange.
•“Partnership” means Griffey Investors, L.P., a Delaware limited partnership.
•“Partnership Liquidation” means the liquidation of the Partnership in accordance with the governing documents of the Partnership and applicable Law, pursuant to which the Partnership was liquidated and each member of the Partnership is entitled to receive its pro rata portion of Getty Images Common Shares held by the Partnership immediately prior to such liquidation as determined pursuant to the governing documents of the Partnership and applicable Law.
•“Pre-Closing Independent Directors” means Joel Alsfine, James Quella and Jonathan Gear.
•“PIPE Investors” means certain investors, including CC Neuberger Principal Holdings II Sponsor LLC, Getty Images Investments, LLC and Multiply Group who entered into subscription agreements with CCNB in connection with the Business Combination.
•“Private Placement Warrants” means the 18,560,000 warrants to purchase CCNB Class A Ordinary Shares, originally issued to CC Neuberger Principal Holdings II Sponsor LLC, a Delaware limited liability company, in a private placement at a price of $1.00 per warrant consummated concurrently with CCNB’s initial public offering and subsequently distributed to CC Holding and NBOKS, as the members of the Sponsor, for no additional consideration. The Private Placement Warrants were exercised at a price of $11.50 per share on a cashless exercise basis for 11,555,996 shares of our Class A Common Stock on August 29, 2022.
•“Public Warrants” means the 20,699,980 warrants originally issued by CCNB as part of its initial public offering of units at a price of $10.00 per unit, which were comprised of one Class A ordinary share and one-third of one redeemable warrant, which, for those Public Warrants were outstanding at 5:00 p.m. New York City time on October 19, 2022, were redeemed by us effective as of October 19, 2022.
•“Registration Rights Agreement” means that certain Registration Rights Agreement, entered into at Closing by Getty Images, the Sponsor, the Pre-Closing Independent Directors and the persons identified therein, pursuant to which, among other things, the parties thereto will be granted certain registration rights on the terms and conditions in such Registration Rights Agreement.
•“SEC” means the U.S. Securities and Exchange Commission.
•“Securities Act” means the Securities Act of 1933, as amended.
•“Series B-1 Common Stock” means the shares of Series B-1 common stock of the Company, par value $0.0001 per share.
•“Series B-2 Common Stock” means the shares of Series B-2 common stock of the Company, par value $0.0001 per share.
•“Sponsor” means CC Neuberger Principal Holdings II Sponsor LLC, a Delaware limited liability company.
•“Sponsor Side Letter” means that certain side letter, entered into by and among the Sponsor, the Pre-Closing Independent Directors, CC Holding, NBOKS, CCNB, New CCNB, and the Company.
•“Statutory Conversion” means the conversion of New CCNB from a Delaware limited liability company to a Delaware corporation, in accordance with Section 265 of the DGCL and Section 18-216 of the DLLCA, on the business day prior to the Closing.
•“VWAP” means the volume-weighted average price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus, as well as the documents incorporated by reference herein, that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus or in any documents incorporated by reference herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including:
•our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs;
•our ability to attract new customers and retain and motivate an increase in spending by its existing customers;
•the user experience of the Company’s customers on its website;
•the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers;
•the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content;
•the risk that we operate in a highly competitive market;
•the risk that we are unable to successfully execute our business strategy or effectively manage costs;
•our inability to effectively manage our growth;
•our inability to maintain an effective system of internal controls and financial reporting;
•the risk that we may lose the right to use “Getty Images” trademarks;
•our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries;
•the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence (“AI”);
•the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks;
•our inability to adequately adapt our technology systems to ingest and deliver sufficient new content;
•the risk of technological interruptions or cybersecurity vulnerabilities;

•the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the ongoing strike by the writers’ and actors’ unions in May 2023 and July 2023, could further impact our entertainment business;
•the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services;
•the loss of and inability to attract and retain key personnel that could negatively impact our business growth;
•the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights;
•our reliance on third parties;
•the risks related to our use of independent contractors;
•the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business;
•the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business;
•the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business;
•the inability to maintain the listing of our Class A Common Stock on the NYSE;
•volatility in our stock price and in the liquidity of the trading market for our Class A Common Stock;
•the lingering effects of the COVID-19 pandemic;
•changes in applicable Laws or regulations;
•the risks associated with evolving corporate governance and public disclosure requirements;
•the risk of greater than anticipated tax liabilities;
•the risks associated with the storage and use of personally identifiable information;
•earnings-related risks such as those associated with late payments, goodwill or other intangible assets;
•or ability to obtain additional capital on commercially reasonable terms;
•the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act;
•risks associated with our reliance on information technology in critical areas of our operations;
•our inability to pay dividends for the foreseeable future;
•the risks associated with additional issuance of Class A Common Stock without stockholder approval;
•costs related to operating as a public company; and
•those factors and other risks and uncertainties discussed under the heading “Risk Factors” and elsewhere in this prospectus and in our other filings with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K (the “Annual Report”) and in our other filings with the SEC. The risks described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the section entitled “Risk Factors,” the financial statements and related notes thereto, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. See also the section entitled “Where You Can Find Additional Information; Incorporation of Documents by Reference.”
Unless the context otherwise requires or indicates, references to “Getty Images,” “Company,” “we,” “our,” and “us,” refer to Getty Images Holdings, Inc. and its subsidiaries.
Our Business
Overview
Getty Images was founded in 1995, with the core mission of bringing the world’s best creative and editorial visual content solutions to our customers to engage their audiences. We have developed market enhancements across e-commerce, content subscriptions, user-generated content, diverse and inclusive content, and proprietary research alongside investment in our technology platform, which includes artificial intelligence and machine learning driven search functionality and image editing and integrated APIs, to become a global, trusted industry leader in the visual content space.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following August 4, 2025, the fifth anniversary of the closing of CCNB’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which Getty Images is deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We are also a “smaller reporting company” because the market value our shares of Class A Common Stock held by non-affiliates was less than $200 million as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Corporate Information
We were formed as a Delaware limited liability company and on July 21, 2022 we statutorily converted into a Delaware corporation under the name “Vector Holding, Inc.” and on July 22, 2022, in connection with the Business Combination, we changed our name to “Getty Images Holdings, Inc.”
Our principal executive office is located at 605 5th Ave S. Suite 400, Seattle, WA 98104 and our telephone number is (206) 925-5000. Our website is www.gettyimages.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING

Resale of Class A Common Stock
Shares of Class A Common Stock offered by the Selling Securityholders
Up to 397,045,769 shares of Class A Common Stock, consisting of:
a.Up to 211,176,779 shares of Class A Common Stock issued to certain Getty Images Equityholders as merger consideration pursuant to the Business Combination;
b.Up to 58,682,241 Earn-Out Shares issued to certain Griffey Global equityholders after achieving certain vesting conditions;
c.Up to 3,930,753 shares of Class A Common Stock issuable upon the exercise or vesting of certain equity awards;
d.Up to 25,700,000 shares of Class A Common Stock issued to the Sponsor and a portion transferred to the Pre-Closing Independent Directors in respect of Founder Shares, up to 2,570,000 shares of Class A Common Stock issued to the holders of Founder Shares as a result of the satisfaction of the B-1 Vesting Event and up to 2,570,000 shares of Class A Common Stock issued to the holders of Founder Shares as a result of the satisfaction of the B-2 Vesting Event;
e.Up to 30,000,000 shares issued pursuant to the Backstop Agreement;
f.Up to 20,000,000 Forward Purchase Shares;
g.Up to 36,000,000 PIPE Shares; and
h.Up to 11,555,996 shares of Class A Common Stock issued upon the exercise on a cashless basis of the Private Placement Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Securityholders.

Shares of Class A Common Stock outstanding	401,117,835 shares (as of September 21, 2023).

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

Holders	As of September 21, 2023, there were approximately 45 holders of record of our Class A Common Stock. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Common Stock are held of record by banks, brokers and other financial institutions.

Dividend Policy	We have no current plans to pay cash dividends. The declaration, amount and payment of any future dividends on our Class A Common Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant.

NYSE ticker symbol	Class A Common Stock: GETY

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, investors should carefully consider the risks described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. See “Where You Can Find Additional Information; Incorporation of Documents by Reference.” If any of the events or developments described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Class A Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Common Stock, and the sales of such securities could cause the market price of our Class A Common Stock to decline significantly.
This prospectus relates, among other things, to the offer and resale from time to time by the Selling Securityholders (including their transferees, donees, pledgees and other successors-in-interest), of (1) up to 397,045,769 Total Resale Shares (which represents approximately 99.0% of the outstanding Class A Common Stock as of the date of this prospectus), including (i) 211,176,779 shares of Class A Common Stock held by certain Getty Images Equityholders in connection with the consummation of the Business Combination as merger consideration at an equity consideration value of $10.00 per share, (ii) up to 58,682,241 shares of Earn-Out Shares that certain Griffey Global equityholders received after achieving certain vesting conditions described herein as merger consideration (at an equity consideration value of $10.00 per share), (iii) up to 3,930,753 shares of Class A Common Stock issuable to certain Getty Images Equityholders upon the exercise or vesting of certain equity awards: (A) 2,753,341 of such shares have an exercise price of $3.13 per share; (B) 555,430 of such shares have an exercise price of $7.82 per share, (C) 228,107 of such shares have an exercise price of $2.74 per share, (D) 155,802 of such shares have an exercise price of $1.96 per share, (E) 183,359 of such shares have an exercise price of $2.35 per share, (F) 14,922 of such shares have an exercise price of $4.70 per share and (G) 39,792 of such shares have an exercise price of $3.52 per share, (iv) up to 20,560,000 Founder Shares issued in connection with the consummation of the Business Combination, originally issued in a private placement at a price of $0.001 to the Sponsor and a portion transferred to the Pre-Closing Independent Directors, (v) up to 2,570,000 shares of Class A Common Stock as a result of the conversion of Series B-1 Common Stock, after achieving certain vesting conditions pursuant to the Sponsor Side Letter, originally issued at a price of approximately $0.001 per share, (vi) up to 2,570,000 shares of Class A Common Stock issued upon the conversion of Series B-2 Common Stock, after achieving certain vesting conditions pursuant to the Sponsor Side Letter, originally issued at a price of approximately $0.001 per share, (vii) 30,000,000 Backstop Shares, originally issued at a price of $10.00 per share, (viii) 20,000,000 Forward Purchase Shares, originally issued at a price of $10.00 per share, (ix) up to 36,000,000 PIPE Shares, which were originally issued for a price of $10.00 per share, and (x) up to 11,555,996 shares of our Class A Common Stock that were issued at a price of $11.50 per share on a cashless exercise basis upon the exercise by CC Holding and NBOKS of 18,560,000 Private Placement Warrants, which were originally issued to the Sponsor, in a private placement at a price of $1.00 per warrant consummated concurrently with CCNB’s initial public offering and subsequently distributed to CC Holding and NBOKS, as the members of the Sponsor, for no additional consideration.
The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Even if the current trading price of the Class A Common Stock is at or significantly below the price at which the units were issued in CCNB’s initial public offering, certain of the Selling

Securityholders may still have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. Based on the closing price of our Class A Common Stock as of September 21, 2023 of $6.12, upon the sale of our Class A Common Stock, (a) the Getty Family Stockholders may experience a potential loss of up to $3.88 per share of Class A Common Stock, (b) Koch Icon may experience a potential loss of up to $3.88 per share of Class A Common Stock for the shares offered hereby, (c) CC Capital SP, LP may experience a potential loss of up to $6.38 for the shares originally issued to CC Holding pursuant to the cashless exercise of the Private Placement Warrants and a potential profit of up to $6.12 per share of the Class A Common Stock for their Founder Shares and (d) NBOKS may experience a potential profit of up to $6.12 per share of Class A Common Stock for Founder Shares they may be deemed to beneficially own, a potential loss of up to $3.88 per share for their Forward Purchase Shares, a potential loss of up to $6.38 per share for the shares issued pursuant to the cashless exercise of the Private Placement Warrants, and a potential loss of up to $3.88 for their Backstop Shares, and (e) the PIPE Investors may experience a potential loss of up to $3.88 per share of Class A Common Stock. The Selling Securityholders who acquired their shares as merger consideration (including Earn-Out Shares) may experience a potential loss of up to $3.88 per share of Class A Common Stock. The Selling Securityholders who acquired their beneficial ownership through other equity awards may experience a potential loss of $1.70 or a potential profit of $4.16, as applicable, of Class A Common Stock depending on the exercise price of their awards. The Selling Securityholders who acquired their beneficial ownership through Founder Shares may experience a potential profit of up to $6.12 per share of Class A Common Stock.

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock after September 13, 2023, other than through a public sale. The Selling Securityholders may have sold, transferred or otherwise disposed of the shares of Class A Common Stock set forth below since providing us with this information.
The following table sets forth, as of the date of this prospectus:
•the name of the Selling Securityholders for whom we are registering shares of Common Stock for resale to the public,
•the number and percentage of shares of Common Stock that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,
•the number and percentage of shares of Common Stock that may be offered from time to time for resale for the account of the Selling Securityholders pursuant to this prospectus, and
•the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock are sold by the Selling Securityholders).
Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Shares of Class A Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(1)
Getty Investments L.L.C.(2)	178,026,504	178,026,504	—	—
Koch Icon Investments, LLC(3)	80,733,607	80,499,253	234,354	—
NBOKS(4)	78,275,262	78,275,262	—	—
CC Capital SP, LP(5)	17,033,198	17,033,198
Investment funds affiliated with The Carlyle Group(6)	9,903,279	9,903,279	—	—
Mark Getty(7)	7,794,004	7,794,004	—	—
Multiply Group(8)	7,500,000	7,500,000	—	—
The October 1993 Trust(9)	5,089,413	5,089,413	—	—
Jonathan D. Klein(10)	4,031,444	3,990,246	41,198	—
Michael Teaster(11)	907,561	835,678	71,883	—
Andrew Hamilton(12)	630,000	630,000	—	—
Lee Martin(13)	528,865	528,865	—	—
Aston Aldamax LLC(14)	516,463	516,463	—	—
The Options Settlement(15)	464,085	464,085	—	—
Dawn Airey(16)	330,117	330,117	—	—
Jay Rossiter(17)	145,427	145,427	—	—
Steve Grimes(18)	112,191	112,191	—	—
Rikki Powell(19)	90,428	90,428	—	—

Andrew Blau(20)	135,724	135,724	—	—
Susan Smith-Ellis(21)	52,319	52,319	—	—
Brian West(22)	148,722	148,722	—	—
Jennifer Ferguson(23)	146,595	146,595	—	—
Jason Fischel(24)	93,296	93,296	—	—
Jonathan Miller(25)	72,835	72,835	—	—
Steve Heck(26)	69,933	69,933	—	—
James Quella(27)	40,000	40,000	—	—
Joel Alsfine(28)	40,000	40,000	—	—
Jonathan Gear(29)	40,000	40,000	—	—
Ted Hirschey(30)	24,425	24,425	—	—
Andrew Saunders(31)	648,588	607,058	41,530	—
Craig Peters(32)	5,169,797	4,865,992	303,805	—
Lizanne Vaughan(33)	696,256	632,646	63,610	—
Kjelti Kellough(34)	777,310	733,442	6,282	—
Peter Orlowsky(35)	645,088	596,743	3,927	—
__________________
(1)The percentage of shares of Class A Common Stock to be beneficially owned after completion of the offering is calculated on the basis of 401,117,835 shares of Class A Common Stock outstanding as of September 21, 2023.
(2)Shares hereby offered consist of 124,056,405 shares of Class A Common Stock issued to Getty Investments L.L.C. in connection with the consummation of the Business Combination as merger consideration, 35,470,099 Earn-Out Shares, and 18,500,000 PIPE Shares. The Cheyne Walk Trust is the sole owner of Cheyne Walk Master Fund 2 LP, which is the majority owner of Getty Investments L.L.C., and the Cheyne Walk Trust may be deemed to have voting power and investment power of the shares owned by Getty Investments L.L.C. The trustee of the Cheyne Walk Trust is Remainderman Ltd., a Nevada limited liability company. Getty Investments L.L.C. has the contractual right to nominate certain directors to the Company’s Board as its representatives.
Currently, Mark Getty, Jonathan Klein and Patrick Maxwell serve on the Company’s Board as Getty Investments L.L.C.’s representatives.
(3)Shares hereby offered consist of 50,935,749 shares of Class A Common Stock held by Wood River Capital, LLC as the nominee of Koch Icon Investments, LLC (“Koch Icon”), 15,000,000 shares of Class A Common Stock issued in consideration for Koch Icon’s exchange of its preferred liquidation preference for shares of Class A Common Stock and 14,563,504 Earn-Out Shares. Koch Icon is beneficially owned by Koch Equity Development LLC (“Koch Equity Development”), Koch Equity Development is beneficially owned by Koch Investments Group, LLC (“KIG”), KIG is beneficially owned by Koch Investments Group Holdings, LLC (“KIGH”), and KIGH is beneficially owned by Koch Industries, Inc. (“Koch Industries”), in each case by means of ownership of all voting equity instruments. Koch Industries, Koch Equity Development, KIG, and KIGH may be deemed to beneficially own the shares of Class A Common Stock held by Koch Icon by virtue of (i) Koch Industries’ beneficial ownership of KIGH, (ii) KIGH’s beneficial ownership of KIG, (iii) KIG’s beneficial ownership of Koch Equity Development and (iv) Koch Equity Development’s beneficial ownership of Koch Icon.
(4)NBOKS is a private investment fund comprised of many limited partners, with the investment management decisions being directed by Neuberger Berman Investment Advisers LLC (“NBIA”). As such, the decisions and voting power of this entity is not allocated to one natural person. Shares hereby offered include 14,324,800 shares that were initially held by Sponsor and were subsequently distributed to NBOKS as distributions in kind for no consideration as permitted by the relevant agreements.
(5)Shares hereby offered consist of (i) 5,777,998 shares of Class A Common Stock directly held by CC Capital SP, LP, originally issued to CC NB Sponsor 2 Holdings LLC pursuant to the cashless exercise of its Private Placement Warrants, and (ii) 11,255,200 shares of Class A Common Stock directly held by CC NB Sponsor 2 Holdings LLC, which shares were initially held by Sponsor and were subsequently distributed to CC NB Sponsor 2 Holdings LLC as distributions in kind for no consideration as permitted by the relevant agreements. Chinh Chu controls the investment decisions and voting powers of CC Capital SP, LP, which wholly owns CC NB Sponsor 2 Holdings LLC. As such, Mr. Chu is deemed to beneficially own a total of 17,033,198 shares of Class A Common Stock, of which 5,777,998 shares of Class A Common Stock are held directly by CC Capital SP, LP, and 11,225,200 shares of Class A Common Stock held directly by CC NB Sponsor 2 Holdings LLC, a wholly owned subsidiary of CC Capital SP, LP. Mr. Chu is a current member of the Company’s Board and served as a director of CCNB prior to the consummation of the Business Combination.
(6)Shares hereby offered consist of 9,280,992 shares of Class A Common Stock held by Carlyle Partners V, L.P. (“Carlyle V”), 369,360 shares of Class A Common Stock held by CP V Coinvestment A, L.P. (“CP V A”), 186,103 shares of Class A Common Stock held by Carlyle Partners V-A, L.P. (“Carlyle V-A”) and 66,824 shares of Class A Common Stock held by CP V Coinvestment B, L.P. (“CP V B”, and together with Carlyle V, Carlyle V-A and CP V A, the “Carlyle Investors”). The Carlyle Group Inc., which is a publicly traded entity listed on the Nasdaq, is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities held of record by the Carlyle Investors, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group V, L.L.C., which is the general partner of TC Group V, L.P., which is the general partner of each of the Carlyle Investors.
Voting and investment determinations with respect to the securities held by the Carlyle Investors are made by an investment committee of TC Group V, L.P., which is comprised of William Conway, Jr., Daniel D’Aniello, David Rubenstein, Allan Holt, Sandra Horbach, Brian

Bernasek and Marco De Benedetti, as a non-voting observer. Accordingly, each of the entities and individuals named in this footnote may be deemed to share beneficial ownership of the securities held of record by the Carlyle Investors. Each of them disclaims any such beneficial ownership.
(7)Shares hereby offered consist of 6,061,038 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration and 1,732,966 Earn-Out Shares. Mr. Getty current serves on the Company’s Board as one of Getty Investment L.L.C.’s representatives.
(8)Shares hereby offered consist of 7,500,000 PIPE Shares held by the Multiply Group PJSC. Multiply Group PJSC is a publicly listed company on the Abu Dhabi Securities Exchange and as such, the Board of Directors of Multiply Group PJSC controls both the voting power and the investment power.
(9)Shares hereby offered consist of 3,957,803 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration and 1,131,610 Earn-Out Shares. The October 1993 Trust is a Jersey trust whose settlor is Mark Getty. R&H Trust Co (Jersey) Limited, a company incorporated in Jersey, is the sole trustee and Mark Getty is the principal beneficiary. Voting power and investment power is held by the directors of the trustee. Mark Getty is the settlor and principal beneficiary of The October 1993 Trust.
(10)Shares hereby offered consist of 3,673,413 shares of Class A Common Stock held by Mr. Klein and 358,031 shares of Class A Common Stock underlying options. Mr. Klein is a member of the Company’s Board as one of Getty Investment L.L.C.’s representatives. Shares owned after this offering include 41,198 Earn-Out Shares, and are not registered hereby.
(11)Shares hereby offered consist of 835,678 shares of Class A Common Stock underlying options. Mr. Teaster is the Senior Vice President, Chief of Staff of the Company.
(12)Shares hereby offered consist of 630,000 shares of Class A Common Stock underlying options.
(13)Shares hereby offered consist of 528,865 shares of Class A Common Stock underlying options. Mr. Martin was the Senior Vice President, EMEA Sales until December 31, 2019. Mr. Martin provides consulting services to the Company.
(14)Shares hereby offered consist of 401,631 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration and 114,832 Earn-Out Shares held by Aston Aladmax LLC. Aston Aladmax LLC is managed by Saul Gamoran, who has no beneficial ownership of the securities held by Aston Aladmax LLC. Each of the Adam Klein Trust, the Alexander Klein Trust and the Maximilian Klein Trust has one-third beneficial ownership of the securities held by Aston Aladmax LLC. Adam Klein is the sole beneficiary of the Adam Klein Trust, Alexander Klein is the sole beneficiary of the Alexander Klein Trust and Maximilian Klein is the sole beneficiary of the Maximilian Klein Trust. The Dorsey & Whitney Trust Company serves as the Trustee for each of the Adam Klein Trust, the Alexander Klein Trust and the Maximilian Klein Trust.
(15)Shares hereby offered consist of 360,899 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration and 103,186 Earn-Out Shares held by the Options Settlement. The Options Settlement is a revocable Jersey trust whose settlor is Mark Getty. R&H Trust Co (Jersey) Limited, a company incorporated in Jersey, is its sole trustee and Mark Getty is a beneficiary. Voting power and investment power is held by the trustee. Mark Getty is the settlor and a beneficiary of The Options Settlement.
(16)Shares hereby offered consist of 256,718 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration and 73,399 Earn-Out Shares. Ms. Airey was a member of the Company’s Board until July 2022.
(17)Shares hereby offered consist of 145,427 shares of Class A Common Stock underlying options. Mr. Rossiter was a Director of Getty Images until November 2019.
(18)Shares hereby offered consist of 112,191 shares of Class A Common Stock underlying options.
(19)Shares hereby offered consist of 3,927 shares of Class A Common Stock held by Ms. Powell, and 86,501 shares of Class A Common Stock underlying options. Mr. Powell was the Chief Financial Officer of Getty Images until February 1, 2020.
(20)Shares hereby offered consist of 135,724 shares of Class A Common Stock underlying options.
(21)Shares hereby offered consist of 52,319 shares of Class A Common Stock.
(22)Shares hereby offered consist of 148,722 shares of Class A Common Stock underlying options.
(23)Shares hereby offered consist of 146,595 shares of Class A Common Stock underlying options.
(24)Shares hereby offered consist of 93,296 shares of Class A Common Stock underlying options.
(25)Shares hereby offered consist of 72,835 shares of Class A Common Stock underlying options.
(26)Shares hereby offered consist of 69,933 shares of Class A Common Stock underlying options.
(27)Shares hereby offered consist of 32,000 shares of Class A Common Stock and 4,000 shares of Series B-1 Common Stock and 4,000 shares of Series B-2 Common Stock, which converted into shares of Class A Common Stock upon meeting certain vesting criteria. Mr. Quella is a current member of the Company’s Board and served as a director of CCNB prior to the consummation of the Business Combination.
(28)Shares hereby offered consist of 32,000 shares of Class A Common Stock and 4,000 shares of Series B-1 Common Stock and 4,000 shares of Series B-2 Common Stock, which converted into shares of Class A Common Stock upon meeting certain vesting criteria. Mr. Alsfine served as a director of CCNB prior to the consummation of the Business Combination.
(29)Shares hereby offered consist of 32,000 shares of Class A Common Stock and 4,000 shares of Series B-1 Common Stock and 4,000 shares of Series B-2 Common Stock, which converted into shares of Class A Common Stock upon meeting certain vesting criteria. Mr. Gear served as a director of CCNB prior to the consummation of the Business Combination.
(30)Shares hereby offered consist of 24,425 shares of Class A Common Stock underlying options. Mr. Hirschey was the Senior Director, Strategic Partnerships of the Company until spring of 2022.
(31)Shares hereby offered consist of 18,325 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration, 5,238 Earn-Out Shares, and 583,495 shares of Class A Common Stock underlying options. Mr. Saunders is the Senior Vice President, Creative Content of the Company. Shares owned after this offering include 41,530 Earn-Out Shares, and are not registered hereby.
(32)Shares hereby offered consist of 16,432 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration, 4,698 Earn-Out Shares, and 4,844,862 shares of Class A Common Stock underlying options. Mr. Peters is the Chief Executive Officer of the Company. Shares owned after this offering include 303,805 Earn-Out Shares, and are not registered hereby.

(33)Shares hereby offered consist of 6,108 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration, 1,746 Earn-Out Shares, and 624,792 shares of Class A Common Stock underlying options. Ms. Vaughan is the Senior Vice President, Chief People Officer of the Company. Shares owned after this offering include 63,610 Earn-Out Shares, and are not registered hereby.
(34)Shares hereby offered consist of 4,886 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration, 1,396 Earn-Out Shares, and 727,160 shares of Class A Common Stock underlying options. Ms. Kellough is the Senior Vice President, General Counsel of the Company. Shares owned after this offering include 43,868 Earn-Out Shares, and are not registered hereby.
(35)Shares hereby offered consist of 3,054 shares of Class A Common Stock issued in connection with the consummation of the Business Combination as merger consideration, 873 Earn-Out Shares, and 592,816 shares of Class A COmmon Stock underlying options. Mr. Orlowsky is the Senior Vice President, Strategic Development of the Company. Shares owned after this offering include 48,345 Earn-Out Shares, and are not registered hereby.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of (a) up to 397,045,769 Total Resale Shares (which represents approximately 99.0% of our outstanding Class A Common Stock as of the date of this prospectus), including (i) 211,176,779 shares of Class A Common Stock held by certain Getty Images Equityholders in connection with the consummation of the Business Combination as merger consideration at an equity consideration value of $10.00 per share, (ii) up to 58,682,241 shares of Earn-Out Shares that certain Griffey Global equityholders received after achieving certain vesting conditions described herein as merger consideration, (iii) up to 3,390,753 shares of Class A Common Stock issuable to certain Getty Images Equityholders upon the exercise or vesting of certain equity awards: (A) 2,753,341 of such shares have an exercise price of $3.13 per share; (B) 555,430 of such shares have an exercise price of $7.82 per share, (C) 228,107 of such shares have an exercise price of $2.74 per share, (D) 155,802 of such shares have an exercise price of $1.96 per share, (E) 183,359 of such shares have an exercise price of $2.35 per share, (F) 14,922 of such shares have an exercise price of $4.70 per share and (G) 39,792 of such shares have an exercise price of $3.52 per share, (iv) up to 20,560,000 Founder Shares issued in connection with the consummation of the Business Combination, originally issued in a private placement to the Sponsor and a portion transferred to the Pre-Closing Independent Directors, originally issued at a price of approximately $0.001 per share, (v) up to 2,570,000 shares of Class A Common Stock as a result of the conversion of Series B-1 Common Stock, after meeting certain vesting conditions pursuant to the Sponsor Side Letter, originally issued at a price of approximately $0.001 per share, (vi) up to 2,570,000 shares of Class A Common Stock issued as a result of the conversion of Series B-2 Common Stock, after meeting certain vesting conditions pursuant to the Sponsor Side Letter, originally issued at a price of approximately $0.001 per share, (vii) up to 30,000,000 Backstop Shares, originally issued at a price of $10.00 per share, (viii) up to 20,000,000 Forward Purchase Shares, originally issued at a price of $10.00 per share, (ix) up to 36,000,000 PIPE Shares, which were originally issued for a price of $10.00 per share, and (x) up to 11,555,996 shares of our Class A Common Stock that were issued at a price of $11.50 per share on a cashless exercise basis upon the exercise by CC Holding and NBOKS of 18,560,000 Private Placement Warrants, which were originally issued to the Sponsor, in a private placement at a price of $1.00 per warrant consummated concurrently with CCNB’s initial public offering.
The Selling Securityholders may offer and sell, from time to time, all or any portion of their respective shares of Class A Common Stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•in privately negotiated transactions;
•in underwritten transactions;
•in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•through the writing or settlement of options (including put or call options) or other hedging transactions, whether the options are listed on an options exchange or otherwise;
•through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•by pledge to secured debts and other obligations;
•to or through underwriters or agents;
•“at the market” or through market makers or into an existing market for the securities; and
•any other method permitted pursuant to applicable law.
The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market. The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The Selling Securityholders party to the Registration Rights Agreement have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
LEGAL MATTERS
Weil, Gotshal & Manges LLP will pass upon the validity of the Class A Common Stock covered by this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website located at www.sec.gov and on our website, free of charge, at www.gettyimages.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of, and is not incorporated by reference into, this prospectus.
The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2024 (the “Annual Report”);
•our Quarterly Reports on Form 10-Q for the quarters ended March, 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 21, 2023, respectively;
•our Current Reports on Form 8-K, filed with the SEC on March 21, 2023, May 10, 2023 and June 9, 2023; and
•the description of our Class A Common Stock contained in our registration statement on Form 8-A, filed with the SEC on July 22, 2022, and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.
All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning the Company at the following address:
Getty Images Holdings, Inc.
605 5th Ave S. Suite 400
Seattle, WA 98104
Tel: (206) 925-5000

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses and Issuance and Distribution
The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our common stock and other securities:

Amount paid or previously paid
SEC registration fee	$953,650.30
Financial printing expenses	$5,000.00
Legal fees and expenses	$125,000.00
Accounting fees and expenses	$20,000.00
Total	$1,103,650.30
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.
Item 15. Indemnification of Directors and Officers
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
In accordance with Section 102(b)(7) of the DGCL, our Second Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
The Certificate of Incorporation provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
Item 16. Exhibits.

Exhibit No.	Description
2.1*
Business Combination Agreement by and among CC Neuberger Principal holdings II, Griffey Global Holdings, Inc. and the other parties thereto, dated as of December 9, 2021 (filed as Exhibit 2.1 to Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).

4.1*
Amended and Restated Certificate of Incorporation of Getty Images Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2022)

4.2*	Amended and Restated By-Laws of Getty Images Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, filed with the SEC on July 28, 2022)
4.3*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022)
4.4*
Registration Rights Agreement, by and among Getty Images Holdings, Inc., CC Neuberger Principal Holdings II, the Independent Directors (as defined therein), Getty Investments L.L.C., Koch Icon Investments, LLC and certain equity holders of Getty Images, dated as of the Closing Date (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the SEC on July 28, 2022 and incorporated herein by reference).

4.5*
Stockholders Agreement, by and among Vector Holding, LLC and each of the persons listed on Schedule A thereto, dated as of December 9, 2021 (filed as Exhibit 10.7 to the Current Report on Form 8-K of the Company on July 28, 2022 and incorporated herein by reference.

4.6*
Side Letter to the Forward Purchase Agreement and Backstop Agreement by and between CC Neuberger Principal Holdings II, and Neuberger Berman Opportunistic Capital Solutions Master Fund L.P., dated as of December 9, 2021 (incorporated by reference to Exhibit 10.2 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022)

4.7*
Sponsor Side Letter by and among CC Neuberger Principal Holdings II Sponsor, LLC, Joel Alsfine, James Quella, Jonathan Gear, CC NB Sponsor 2 Holdings LLC, Neuberger Berman Opportunistic Capital Solutions Master Fund LP, CC Neuberger Principal Holdings II, Vector Holding, LLC and Griffey Global Holdings, Inc., dated as of December 9, 2021 (incorporated by reference to Exhibit 10.3 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022)

4.8*
Getty Images Holdings, Inc. 2022 Equity Incentive Plan dated as of July 21, 2022 (incorporated by reference to Exhibit 10.12 of the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2022)

4.9*
Form of Award Agreement Awarding Stock Options under the Getty Images Holdings, Inc. 2022 Equity Incentive Plan (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 13, 2023 and incorporated herein by reference).

4.10*
Restated Option Agreement, by and among Griffey Investors, L.P., Getty Images, Inc., Getty Investments, L.L.C. and certain other parties, dated February 9, 1998, as amended on February 9, 1998, February 24, 2008, August 14, 2012, and December 9, 2021 (incorporated by reference to Exhibit 10.15 of Vector Holding, LLC's Registration Statement on Form S-4, filed with the SEC on June 29, 2022)

5.1**	Opinion of Weil, Gotshal & Manges LLP
23.1**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm
24.1**	Power of Attorney (included on signature page)
107**	Filing Fee Table.
__________________
*Previously filed.
**Filed herewith

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
A.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.To include any prospectus required by section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (A)(i), (A)(ii) and (A)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
B.That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
D.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
E.That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
F.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 22, 2023.

GETTY IMAGES HOLDINGS, INC.

/s/ Craig Peters
Name: Craig Peters
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that of the undersigned constitutes and appoints Kjelti Kellough, Jennifer Leyden and Craig Peters, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig Peter	Chief Executive Officer and Director	September 22, 2023
Craig Peters	(principal executive officer)

/s/ Jennifer Leyden	Chief Financial Officer	September 22, 2023
Jennifer Leyden	(principal financial officer)

/s/ Christopher Hoel	Chief Accounting Officer	September 22, 2023
Christopher Hoel	(principal accounting officer)

/s/ Mark Getty	Director	September 22, 2023
Mark Getty

/s/ James Quella	Director	September 22, 2023
James Quella

/s/ Patrick Maxwell	Director	September 22, 2023
Patrick Maxwell

/s/ Chinh Chu	Director	September 22, 2023
Chinh Chu

/s/ Brett Watson	Director	September 22, 2023
Brett Watson

/s/ Michael Harris	Director	September 22, 2023
Michael Harris

/s/ Jonathan Klein	Director	September 22, 2023
Jonathan Klein

/s/ Hilary Schneider	Director	September 22, 2023
Hilary Schneider

/s/ Jeffrey Titterton	Director	September 22, 2023
Jeffrey Titterton